UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 18, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

US 4761356

Item 1.01	Entry Into a Material Definitive Agreement
On November 18, 2016, Swift Energy Company, through its primary operating subsidiary Swift Energy Operating, LLC, (collectively referred to herein as the “Company”), entered into a purchase and sale agreement (the “Agreement”) with Hilcorp Energy I, L.P. to sell the Company’s Lake Washington field in South East Louisiana. The transaction is expected to close on or about December 1, 2016, subject to normal closing conditions, with a sale price of $40 million.

Item 7.01	Regulation FD Disclosure
On November 21, 2016, the Company issued a press release announcing the execution of the Agreement discussed in Item 1.01 above. A copy of this release is attached hereto as Exhibit 99.1.
The information furnished in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing by the Company with the Securities and Exchange Commission (unless otherwise specifically provided therein).

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Swift Energy Company Press Release dated November 21, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 25, 2016

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Swift Energy Company Press Release dated November 21, 2016.

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